================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                         31-0791746
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification Number)

2600 Chemed Center, Cincinnati, Ohio                            45202
(Address of principal executive offices)                      (Zip Code)

                     1999 LONG-TERM EMPLOYEE INCENTIVE PLAN
                            (Full title of the plan)

                                 NAOMI C. DALLOB
                    2600 Chemed Center, 255 East Fifth Street
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 762-6900
          (Telephone number, including area code, of agent for service)
                                -----------------

                                     CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                           Proposed         Proposed
Title of                                                   maximum          maximum
Securities                 Amount                          offering         aggregate       Amount of
to be                      to be                           price            offering        registration
registered                 registered*                     per share**      price**         fee
----------------------------------------------------------------------------------------------------------------
Capital Stock
(Par value $1            250,000 shs.                      $32.19           $7,932,805      $2,206
per share)
================================================================================================================

         *The number of shares being registered is the number of shares covered by the 1999 Long-Term Employee Incentive Plan. In addition to such shares, this Registration Statement covers an indeterminate number of shares which, by reason of certain events specified in such Plan, may become subject to issuance thereunder.

         **Estimated solely for the purpose of calculating registration fee. This amount is based on (1) a price of $32.19 per share for outstanding options to purchase 189,950 shares, and (2) a price of $30.28 per share based on the average of the high and low price of a share of capital stock reported on the New York Stock Exchange on September 7, 1999 for options to purchase 60,050 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") for period since December 31, 1998.

         (3) The Company's Proxy Statement dated May 18, 1998; and

         (4) The "Description of Capital Stock" incorporated by reference in Chemed's Registration Statement on Form S-3 filed on November 26, 1991, including any amendments or reports filed to update such description.

         All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement and to be a part thereof from the date any such documents are filed.

Item 4.           Description of Securities

         N/A

Item 5.           Interest of Named Experts and Counsel

         Legal matters in connection with the issuance of Chemed Capital Stock offered hereby have been passed upon by Naomi C. Dallob, 2600 Chemed Center, 255 East 5th Street, Cincinnati, Ohio 45202. Ms. Dallob is Vice President and Secretary, and a stockholder of the Company.

Item 6.           Indemnification of Directors and Officers

         The Certificate of Incorporation and By-laws of the Company, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.           Exemption from Registration Claimed

         N/A

Item 8.           Exhibits.

                                                                                           Page Number or
                                                                                            Incorporation
                                                                                            by Reference
                  Number
                  Under Item 601                                                             File Number
Exhibit           Regulation                                                                     and
Number            S-K                                                                        Filing Date
------------------------------------------------------------------------------------------------------------------

   1                 (4)            Certificate of Incorporation of                     Form S-3
                                    Chemed Corporation                                  Reg. No. 33-44177
                                                                                        11/26/91

   2                 (4)            1999 Long-Term Employee                             E-2 through E-14
                                    Incentive Plan


   3                 (4)            Form of Option under 1999                           E-15 through E-17
                                    Long-Term Employee Incentive Plan

   4                 (5)            Opinion and Consent of Counsel                      E-18

   5                 (23)           Consent of Independent                              E-19
                                    Accountants

   6                 (24)           Powers of Attorney                                  E-20 through E-33

Item 9.           Undertakings.

         The undersigned registrant hereby undertakes (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement and to include any additional or changed material information on the plan of distribution; (2) for determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and (3) it will file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

         For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 14th day of September, 1999.

                                 CHEMED CORPORATION

                                 By:  /s/ EDWARD L. HUTTON
                                      --------------------------------
                                          Edward L. Hutton
                                          Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                       Date
---------                                       -----                                       ----

/s/ EDWARD L. HUTTON                            Chairman and Chief Executive
---------------------------                     Officer
Edward L. Hutton                                (Principal Executive Officer)               September 14, 1999


/s/ TIMOTHY S. O'TOOLE                          Executive Vice President                    September 14, 1999
---------------------------                     and Treasurer
Timothy S. O'Toole                              (Principal Financial Officer)

/s/ ARTHUR V. TUCKER                            Vice President and Controller               September 14, 1999
---------------------------                     (Principal Accounting Officer)
Arthur V. Tucker

Rick L. Arquilla*              Sandra E. Laney*
James H. Devlin*               Spencer S. Lee*
Charles H. Erhart, Jr.*        Kevin J. McNamara*
Joel F. Gemunder*              John M. Mount*
Patrick P. Grace*              Donald E. Saunders*                                          DIRECTORS
Thomas C. Hutton*              Paul C. Voet*
Walter L. Krebs*               George J. Walsh III*

/s/ NAOMI C. DALLOB                                                                         September 14, 1999
---------------------------
Naomi C. Dallob
Vice President and Secretary

----------------
*Naomi C. Dallob signing her name hereto does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed with the Securities and Exchange Commission.

                              /s/ NAOMI C. DALLOB
                        ---------------------------------
                        Naomi C. Dallob, Attorney-in-Fact

                                INDEX TO EXHIBITS


                                                              Page Number
                                                                   or
                                                        Incorporation by Reference
            Number                                      --------------------------
            Under Item 601                              File Number
Exhibit     Regulation                                  and                Previous
Number      S-K                                         Filing Date        Exhibit
----------------------------------------------------------------------------------
            4.1  Certificate of Incorporation           Form S-3           4.1
                 of Chemed Corporation                  Reg. No.
                                                        33-44177
                                                        11/26/91

            4.2  1999 Long-Term Employee
                 Incentive Plan

            4.3  Form of Option Under
                 1999 Stock Option Plan

            5    Opinion and Consent of
                 Counsel

           23    Consent of Independent
                 Accountants

           24    Powers of Attorney
